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FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 7, 2001


                       CLAYTON WILLIAMS ENERGY ANNOUNCES
                               OPERATIONS UPDATE

MIDLAND, TEXAS, MARCH 7, 2001 - CLAYTON WILLIAMS ENERGY, INC. (NASDAQ - NMS:
CWEI) announced today an operations update by region.

SOUTH LOUISIANA

During the year 2000, based on 3-D seismic, the Company began establishing a new core area of operation in South Louisiana. Last year the Company assembled a team of six professionals with an average of 31 years of experience in the area, who are continuing to identify additional 3-D seismic prospects. The Company expects to drill 23 wells identified by 3-D seismic in South Louisiana in 2001. These operations are focused in Plaquemines Parish and in the Sweetlake Area located primarily in Cameron Parish.

     PLAQUEMINES PARISH. During the year 2000, the Company drilled two Miocene wells, one of which was a producer and one was a dry hole. We spent $14.4 million in 2000, which included $10.5 million in leasing and seismic costs related to future prospects. Completion efforts are underway on two wells drilled during 2001 and first production from these two wells is expected in the second quarter of 2001. In total, the Company has drilled four wells with three producers (75% success rate). The Company's investment is $10 million in these four wells. At current production rates and pricing, payout is expected in approximately one year. The Company has identified 21 additional 3-D prospects, which are leased and ready to drill. The Company plans to drill 15 of these prospects during the remainder of 2001.

     SWEETLAKE. During the year 2000, the Company drilled five Miocene wells (49% working interest), two of which were dry holes and three are producers, and spent $6.1 million in this area. During 2001, the Company has drilled four more wells (51% working interest), two of which were dry holes. The other two wells are being completed and are expected to be on production by the end of April. Current net production in the Sweetlake area is 220 barrels of oil per day and 1.3 MMcf of natural gas per day. In total, the Company has drilled nine wells with five producers (55% success rate). The Company expects to add net production of approximately 1.3 MMcf of natural gas per day when the remaining two wells are completed. The Company's investment is $9.5 million in these wells. At current production rates and pricing, payout is expected in approximately two years. The Company has identified five additional 3-D prospects, which are leased and ready to drill. The Company plans to drill two of these prospects during the remainder of 2001.

                                  MORE . . .

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COTTON VALLEY REEFS/SANDS

The Company, subject to vendor financing arrangements, drilled and completed three producing wells in the Cotton Valley Reef Trend during 2000. Also during the year the Company participated in two non-operated (14% working interest) Cotton Valley Reef tests, which were dry holes. In addition to this activity, the Company commenced drilling on two Cotton Valley Reef wells, which were not subject to vendor financing arrangements. These wells, the Lee Fazzino #1 and the Big Red #1, were drilling at the end of 2000. During late February, the Big Red #1 was determined to be a dry hole, while the Lee Fazzino #1 has been producing since March 1st and is currently producing at a rate of 24 MMcf per day (19 MMcf per day net to the Company) with 8,900 psi flowing tubing pressure. The Company will evaluate this well after it has more production history. To date the Company has drilled, as operator, seven wells with six producers in the Cotton Valley program. The six Cotton Valley Reef wells, including the newly completed Lee Fazzino #1, are currently producing at a combined rate of 43 MMcf per day (28 MMcf per day net to the Company).

During 2000 the Company spent a total of $21.7 million on its Cotton Valley Reef area. Of this total, $15.7 million was spent drilling and the remaining $6 million was spent primarily on the construction of a gas plant and related pipelines, and a 3-D seismic shoot on the southern portion of the Company's acreage block in Robertson County, Texas.

The Company's eighth reef well, the Neyland #1 (100% working interest), is currently drilling at 9,160 feet. After the Neyland #1, the Company plans to review its 3-D seismic data and results of wells drilled to date before commencing further Cotton Valley Reef drilling.

The Company drilled the Mary Muse #1R targeting Cotton Valley Sands in Robertson County, Texas at 12,200 to 12,850 feet. This well, which is still cleaning up after a frac, is producing 1 MMcf of natural gas per day. This well was a replacement well for the Mary Muse #1 that was lost during drilling and had to be abandoned. During 2000 the Company spent $4.8 million on these wells. The Company is evaluating the results of the Mary Muse #1R to determine the potential for future drilling in the Cotton Valley Sands.

AUSTIN CHALK

During the year 2000, the Company drilled 15 horizontal wells (14.1 net wells) and performed 19 water fracs in Robertson and Burleson Counties, Texas. The Company spent a total of $20.9 million in 2000 on these prospects. Currently the Company is producing approximately 5,700 net barrels of oil per day and 4 net MMcf of gas per day from this area. The Company expects to drill 11 horizontal wells during 2001.

NEW MEXICO

During the year 2000, the Company drilled 20 wells (16 net wells) and spent $10.4 million in Eddy County, New Mexico. This drilling has been targeting the Grayburg, San Andres, and Yeso formations. Since year-end, the Company has drilled 9 producing wells (4.5 net wells) of which 6 are completed and 3 are being completed. The Company is currently producing 815 net barrels of oil per day and 1.3 net MMcf of gas per day. The Company plans to drill 16 wells (9 net wells) during 2001.

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SOUTH TEXAS

The Company participated in 6 wells (2.3 net wells) during 2000 for a total of $4.8 million in expenditures. Of these wells, 4 were producers and 2 were dry holes. Currently the Company is producing approximately 2.3 net MMcf per day from this area. During 2001 the Company plans to participate in the drilling of one well in this area.

OTHER AREAS

The Company has acquired acreage in the Block 16 field in Ward County and other areas in West Texas for the deep horizontal drilling play, and in East Texas for the Bossier Sands Play. The Company did not drill in these areas during 2000, but expects to begin drilling wells during 2001.

The Company is also participating as a non-operator in two exploratory programs based in Mississippi. The Company spent $2.2 million on these programs during 2000, drilling one dry hole and one well that is currently being completed and expected to be a producer.

Clayton W. Williams, President and CEO said, "Last year was a record year that we are all proud of. We drilled or participated in over 70 wells of which 60 were producers. We have become a diversified operation that's active in many premier areas of onshore exploration through the use of horizontal drilling and 3-D seismic technology coupled with an old-fashioned land approach."

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

CERTAIN STATEMENTS CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: THE VOLATILITY OF OIL AND GAS PRICES, THE COMPANY'S DRILLING RESULTS, THE COMPANY'S ABILITY TO REPLACE SHORT-LIVED RESERVES, THE AVAILABILITY OF CAPITAL RESOURCES, THE RELIANCE UPON ESTIMATES OF PROVED RESERVES, OPERATING HAZARDS AND UNINSURED RISKS, COMPETITION, GOVERNMENT REGULATION, THE ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY, AND OTHER FACTORS REFERENCED IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

     LAJUANDA HOLDER                         MEL G. RIGGS
     DIRECTOR OF INVESTOR RELATIONS          CHIEF FINANCIAL OFFICER
     (915) 688-3419                          (915) 688-3431
     E-MAIL: CWEI@CLAYTONWILLIAMS.COM
     WEBSITE: CLAYTONWILLIAMS.COM